Exhibit 99.1

INFORMATION FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 101 South Hanley Road St. Louis, Missouri 63105 For Further Information Call Dan Stone 314-863-1100

FURNITURE BRANDS ANNOUNCES BOARD SUCCESSION PLAN

St. Louis, Missouri, April 24, 2008 – Furniture Brands International (NYSE: FBN) today announced that two members of its board of directors have indicated their intention to retire from the board upon completion of a new director selection process. The two directors, Richard B. Loynd and Albert E. Suter, will stand for re-election to the board at the company’s annual meeting on May 1, 2008. Their replacements are anticipated to be named during the second or third quarter of 2008 as part of an orderly succession plan.

“Furniture Brands engaged executive recruiting firm Russell Reynolds in January 2008 to assist in the director selection process. Together, we have completed a skill set assessment of our current board and are conducting a rigorous, national search for director candidates that meet multiple criteria, ” said Ralph P. Scozzafava, vice chairman and chief executive officer. “Our search is focused on candidates who are sitting, or recent, chief executive officers of branded consumer products companies and who also have experience in managing global supply organizations. Beyond these industry-specific criteria, we seek candidates with the experience and sound judgment to contribute to Furniture Brands’ transformation.”

“We thank Dick Loynd and Al Suter for their long commitment to Furniture Brands,” said W.G. (Mickey) Holliman, Furniture Brands’ chairman. “Their concern for the well-being of the company is again demonstrated by their selfless decisions to make room for the next generation of leadership.”

Mr. Loynd is a successful executive with a solid track record of accomplishments. He has held executive roles of increasing responsibility at several companies including Lincoln Electric, Emerson Electric, Eltra Corporation and Allied Chemical. Mr. Loynd developed a propriety Gross Profit Management that was hailed by periodicals such as Fortune and Forbes. He has a long association with Furniture Brands. He joined the company’s predecessor, INTERCO, in 1986 when it acquired Converse, an athletic shoe manufacturer of which Mr. Loynd was chairman and a principal owner. He was named president and chief executive officer of INTERCO in 1989 and added the chairman’s role in 1990. Mr. Loynd guided INTERCO through a recapitalization in 1993, when the company was renamed Furniture Brands International and began trading on the New York Stock Exchange. He stepped down from his management roles in 1996 and served as chairman through 1998. He currently serves as Furniture Brands’ lead director and is chair of the board’s Governance and Nominating Committee. He also serves as chairman of the Executive Committee of the board of directors for Joy Global, Inc. (Nasdaq: JOYG), a $3 billion worldwide leader in high-productivity mining solutions. He also serves as an advisory board member of Innocal, a venture capital firm and is president of Loynd Capital, a private investment firm. Mr. Loynd earned a BS in electrical engineering from Cornell University.

Mr. Suter has also had a distinguished executive career. Upon completing graduate studies in mechanical and industrial engineering at Cornell University, where he also earned a master’s of business administration, he began as a project engineer for Knight & Associates, a national engineering firm. Mr. Suter was named chief executive officer of Knight in 1972, and joined Emerson Electric (NYSE: EMR) in 1979 as executive vice president for international operations. In 1986, Mr. Suter was named president and chief operating officer and member of the board of directors of Firestone Tire & Rubber. During his tenure, he helped engineer a sale of the company to Bridgestone Corporation. The following year, he was named president and chief operating officer and member of the board of directors at Whirlpool, a post he held until he rejoined Emerson, in 1989, where he held the successive roles of chief operating officer, chief administrative officer and senior vice chairman of the board of directors. In addition to his prior board memberships, Mr. Suter currently serves on the board of directors of DeCrane Aircraft Holdings. He also serves as a regional trustee for Boys & Girls of America, a member of the Executive Committee of the national board of directors of Junior Achievement, is board chairman of the St. Louis Community Foundation, and is a member of the Engineering Council of Cornell University.

“We have devoted significant resources in the past year building a management team that has deep and relevant experience. The corporate leadership team has been recruited from leading global companies such as Wrigley, Monsanto, Convergys, Steelcase, Procter & Gamble, Nike – all companies with stellar reputations for cultivating exceptional leadership talent. The company’s operations are led by four group presidents with extensive furniture industry experience at industry leaders Ethan Allen, Lane, Magnussen, Baker, and Henredon. Together, this team has the skill and the will to execute the company’s strategic plan successfully. We are devoting that same focus and attention on building a world-class board of directors,” Mr. Scozzafava said. “By publicly announcing further details about a process initiated early this year, we provide all stockholders with the assurance that Furniture Brands’ board will be composed of directors who possess the qualifications, ethics, experience, objectivity, and fresh perspectives that are hallmarks of effective governance and help enable us to drive real value to our stockholders.”

Important Additional Information

In connection with the 2008 Annual Meeting of Stockholders, the Company filed a proxy statement regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission, and on March 31, 2008 mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting, and on April 16, 2008 and April 24, 2008, mailed supplements to the proxy statement and an additional proxy card to stockholders entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement, supplements and other documents (when available) relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.furniturebrands.com under the “Investor Info” tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, MO 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088.

The Company and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting.

Information regarding the interests of the directors, director nominees and executive officers of the Company in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplements that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.

About Furniture Brands

Furniture Brands International (NYSE: FBN) is a vertically integrated operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. With annual sales in excess of $2 billion, it markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,'' “believe,'' “positioned,'' “estimate,'' “project,'' “target,'' “continue,'' “intend,'' “expect,'' “future,'' “anticipates,'' and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors'' in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.